SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Barclays PLC

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Registrant’s Name for Use in English)

England	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 Churchill Place

London E14 5HP

United Kingdom

(Address of Principal Executive Offices)

Barclays Global Sharepurchase Plan

(Full Title of the Plan)

Barclays Bank PLC

200 Park Avenue

New York, New York 10166

United States of America

Tel. No.: 1-212-526-7000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

David I. Gottlieb

Cleary Gottlieb Steen & Hamilton LLC

2 London Wall Place

London EC2Y 5AU

United Kingdom

Tel. No.: 011-44-20-7614-2230

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Ordinary shares of Barclays PLC, nominal value 25p per share
To be issued under the Barclays Global Sharepurchase Plan (3)	30,000,000 shares	$250.74	$7,522,218,150	$820,674

(1)

The amount of ordinary shares of Barclays PLC, nominal value 25p per share (“ordinary shares”), being registered represents the estimated maximum aggregate amount that can be awarded to employees in the United States pursuant to the Barclays Global Sharepurchase Plan.

(2)

In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low price of the ordinary shares on the London Stock Exchange of £180.35 on March 15, 2021. The translation of pounds sterling into U.S. dollars has been made at the closing spot rate for pounds sterling, as reported by Bloomberg at 5pm, New York City time, on March 15, 2021. Offering prices are estimated solely for the purpose of calculating the registration fee.

(3)

The ordinary shares may be represented by American Depositary Shares, each of which represents four ordinary shares. American Depositary Shares, which may be evidenced by American Depositary Receipts, issuable on deposit of ordinary shares have been registered pursuant to the separate Registration Statement on Form F-6 (File No. 333-190612).

Explanatory Note

This registration statement on Form S-8 is being filed for the purpose of registering an additional 30,000,000 of ordinary shares of Barclays PLC (“Barclays”) issuable pursuant to the Barclays Global Sharepurchase Plan.

These additional ordinary shares are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-225082) was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2018 (the “Earlier Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Annual Report on Form 20-F of Barclays for the fiscal year ended December  31, 2020 (File No. 001-09246) filed with the SEC on February 18, 2021 is incorporated in this registration statement by reference and made a part hereof.

All documents filed by Barclays under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such document shall not create any implication that there has been no change in the affairs of Barclays since its date thereof or that the information contained in it is current as of any time subsequent to its date. Any statement contained in such a document shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a subsequent statement contained herein or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. In addition, any statement contained in any such document shall be deemed to be superseded for the purpose of this registration statement to the extent that a discussion contained herein covering the same subject matter omits such statement. Any such statement omitted shall not be deemed to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit No.	Description

4.1	Articles of Association of Barclays PLC as amended (incorporated by reference to Barclays PLC’s Form 6-K (File No. 001-09246) filed with the SEC on May 2, 2013)

4.2	Rules of the Barclays Global Sharepurchase Plan

5.1	Opinion of Clifford Chance as to the validity of the ordinary shares

23.1	Consent of Clifford Chance (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney of Certain Directors and Officers of Barclays PLC

24.2	Power of Attorney of Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Association of Barclays PLC as amended (incorporated by reference to Barclays PLC’s Form 6-K (File No. 001-09246) filed with the SEC on May 2, 2013)

4.2	Rules of the Barclays Global Sharepurchase Plan

5.1	Opinion of Clifford Chance as to the validity of the ordinary shares

23.1	Consent of Clifford Chance (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney of Certain Directors and Officers of Barclays PLC

24.2	Power of Attorney of Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Barclays PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England on March 22, 2021.

Barclays PLC

By:	/s/ Stephen Shapiro
	Name:	Stephen Shapiro
	Title:	Group General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on March 22, 2021.

Signature:	Title:

*	Group Chairman
Nigel Higgins

*	Group Chief Executive (Principal Executive Officer) and Executive Director
James Staley

*	Group Finance Director (Principal Financing Officer and Principal Accounting Officer) and Executive Director
Tushar Morzaria

*	Non-executive Director
Michael Ashley

*	Non-executive Director
Timothy Breedon CBE

*	Non-executive Director
Sir Ian Cheshire

*	Non-executive Director
Mary Francis CBE

*	Senior Independent Director
Crawford Gillies

*	Non-executive Director
Dawn Fitzpatrick

*	Non-executive Director
Mohamed A. El-Erian

*	Non-executive Director
Diane Schueneman

*	Non-executive Director
Dr. Brian Gilvary

*	Authorized Representative in the United States
Joseph Noto

*By :	/s/ Stephen Shapiro
	Name:	Stephen Shapiro
	Title:	Attorney-in-Fact